SUBCUSTODIAN AGREEMENT

                           FOR REPURCHASE TRANSACTIONS

                                     between

                       STATE STREET BANK AND TRUST COMPANY

                                       and

                         SECURITY PACIFIC NATIONAL BANK


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                             SUBCUSTODIAN AGREEMENT

                           FOR REPURCHASE TRANSACTIONS

      AGREEMENT dated as of April 14, 1988, between State Street Bank and Trust Company, organized under the laws of the Commonwealth of Massachusetts (the "Custodian"), and Security Pacific National Bank (the "Subcustodian").

                                   WITNESSETH:

      WHEREAS, the Custodian has entered into a custodian agreement dated November 20, 1987 with Prudential Institutional Liquidity Portfolio, Inc. ("Company"), an open-end management investment company, comprised of four separate series, Institutional Domestic Liquid Assets Series, Institutional Government Series, Institutional Money Market Series, and Institutional Tax-Exempt Series ("the Series") whose shares are registered pursuant to the Investment Company Act of 1940;

      WHEREAS, the Custodian desires to utilize Subcustodian for the purpose of holding cash and government securities in separate accounts for each series (said government securities being hereinafter referred to as "Securities") of the Company for the purpose of effecting Repurchase transactions;

      WHEREAS, the Subcustodian is a bank within the meaning of Section 2(a) (5) of the Investment Company Act of 1940 having an aggregate capital, surplus and undivided profits of not less than two million dollars ($2,OOO,OOO);

      NOW THEREFORE, the Custodian and Subcustodian hereby agree as follows:
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      I. The Custodian may from time to time deposit or direct or cause the deposit of Securities or cash with the Subcustodian. The Subcustodian shall not be responsible for any property of the Company not delivered to the Subcustodian.

      II. For each Series the Subcustodian shall hold in a separate account and physically segregated at all times from those of any other persons, firms or corporations pursuant to the provisions hereof, all Securities received by it and all agreements received by it which evidence an interest in such Securities owned by each series of the Company. All Securities are to be held or disposed of by the Subcustodian for, and subject at all times to, the instructions of the Custodian pursuant to the terms of this Agreement.

      III. The Subcustodian may deposit and/or maintain securities owned by each Series of the Company in the book-entry system authorized by the U.S. Department of the Treasury and certain federal agencies, referred to herein as "Securities System" in accordance with applicable Federal Reserve Board rules and regulations, if any, and subject to the following provisions:

            (1) The Subcustodian may keep securities of each Series of the Company in the Securities System provided that such securities are represented in an account ("Account") of the Subcustodian in the Securities System which shall not include any assets of the Subcustodian other than assets held as a fiduciary, custodian or otherwise for customers;


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            (2) The records of the Subcustodian with respect to securities of each Series of the Company which are maintained in a Securities System shall identify by book-entry those securities belonging to each Series of the Company;

            (3) The Subcustodian shall pay for securities purchased for the account of each Series of the Company upon (i) receipt of advice from the Securities System that such securities have been transferred to the Account, and (ii) the making of an entry on the records of the Subcustodian to reflect such payment and transfer for the account of each Series of the Company. The Subcustodian shall transfer securities sold for the account of each Series of the Company upon (i) receipt of advice from the Securities System that payment for such securities has been transferred to the Account, and (ii) the making of an entry on the records of the Subcustodian to reflect such transfer and payment for the account of each Series of the Company. Copies of all advices from the Securities System of transfers of securities for the account of each Series of the Company shall identify the Series, be maintained for each Series of the Company by the Subcustodian and be provided to the Custodian at its request. Upon request, the Subcustodian shall furnish the Custodian confirmation of each transfer to or from the account of each Series of the Company in the form of a written advice of notice and shall furnish to the Custodian copies of daily transaction


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      sheets reflecting each day's transactions in the Securities System for the account of each Series of the Company.

            (4) The Subcustodian shall provide the Custodian with any report obtained by the Subcustodian on the Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the Securities System:

            (5) Anything to the contrary in this Agreement notwithstanding, the Subcustodian shall be liable to the Custodian for any loss or damage to the Company's securities resulting from use of the Securities System by reason of any negligence, misfeasance or misconduct of the Subcustodian or any of its agents or of any of its or their employees or from failure of the Subcustodian or any such agent to enforce effectively such rights as it may have against the Securities System; at the election of the Custodian, it shall be entitled to be subrogated to the rights of the Subcustodian with respect to any claim against the Securities System or any other person which the Subcustodian may have as a consequence of any such loss or damage if and to the extent that the Custodian has not been made whole for any such loss or damage.

      IV. Upon receipt of instructions from the Custodian, the Subcustodian shall release or deliver Securities owned by a Series of the Company for the purposes of sale, redemption, retirement, substitution, or as otherwise becoming payable or for exchange or conversion as follows:


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

            (1) Upon sale of Securities for the account of a Series of the Company against receipt of payment therefor by cash, or bank credit;

            (2) To the issuer thereof or its agent when such Securities are called, redeemed, retired or otherwise become payable, provided that the cash is to be delivered to the Subcustodian;

            (3) In substitution for different Government Securities representing Securities;

            (4) Upon receipt from the Custodian of instructions directing disposition of Securities in a manner other than or for purposes other than the manners and purposes enumerated in the foregoing three items; provided, however, that disposition pursuant to this item (4) shall be made by the Subcustodian only upon receipt of instructions from the Custodian specifying the amount of such Securities to be delivered, the purpose for which the delivery is to be made, and the name of the person or persons to whom such delivery is to be made.

      V. The Subcustodian shall hold and dispose of cash hereafter held by or deposited with the Subcustodian as follows:

      A. The Subcustodian shall open and maintain a separate account or accounts in the name of the Custodian as custodian for each Series of the Company, subject only to draft or order by the Subcustodian acting pursuant to the terms of this Agreement. The Subcustodian shall hold in such account or accounts, subject to the provisions hereof, all cash received by


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it for the account of the Custodian as custodian for each Series of the Company.

      B. Upon receipt of instructions from the Custodian, the Subcustodian shall make payments of cash for the account of a Series of the Company from such cash only for the following purposes:

            (1) Upon the purchase of Securities for the account of a Series of the Company but only against the delivery of such Securities to be held as provided in Paragraph II hereof;

            (2) In connection with the subscription, conversion, exchange, substitution, tender or surrender of Securities owned by a Series of the Company as set forth in Paragraph IV hereof; and

            (3) For deposit with the Custodian or with such other banking institutions as the Custodian may direct. All deposits will be effected by the transfer of Federal Reserve funds to the Custodian or such other banks.

      VI. All instructions shall be in writing executed by the Custodian, and the Subcustodian shall not be required to act on instructions otherwise communicated; provided, however, that the Subcustodian may in its discretion act on the basis of oral instructions or instructions received via telecommunications facilities if the Subcustodian reasonably believes such instructions to have been dispatched by the Custodian. All such oral instructions shall be confirmed in writing. The Subcustodian may require that instructions received via


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telecommunications facilities be authenticated. The Subcustodian shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper reasonably believed by it to be genuine and to have been properly executed. The Subcustodian may receive and accept a certificate signed by a Vice President or an Assistant Vice President of the Custodian as conclusive evidence of the authority of any person to act on behalf of the Custodian, and such certificate may be considered as in full force and effect until receipt by the Subcustodian of written notice to the contrary.

      VII. Unless and until the Subcustodian receives instructions from the Custodian to the contrary, the Subcustodian shall:

      A. Present for payment all coupons and other income items held by it for the account of the Custodian as custodian for each Series of the Company which call for payment upon presentation and hold the cash received by it upon such payment for the account of the Custodian as custodian for each Series of the Company;

      B. Collect interest received, with notice to the Custodian, for the account of the Custodian as custodian for each Series of the Company;

      VIII. On each day on which there is a cash or Securities transaction for the account of the Custodian as custodian for each Series of the Company, the Subcustodian shall dispatch to the Custodian (and to the appropriate Series of the Company if


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requested) cash and Securities advices. The Subcustodian shall furnish to the
Custodian at the end of every month a statement of the cash and Securities held by the Subcustodian and any agent for the Custodian as custodian for each Series of the Company. Such statements shall be sent by U.S. mail, to the Custodian within 15 days after the end of each month. The Subcustodian shall furnish the Custodian with such additional statements as the Custodian may reasonably request.

      IX. As compensation for the services under this Agreement, the Custodian shall pay the Subcustodian such fees as may be agreed upon from time to time.

      X. So long as and to the extent that it is in the exercise of reasonable care, the Subcustodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Agreement. The Subcustodian shall not be liable for any action taken or omitted in good faith upon any notice, request, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties. The Subcustodian shall be obligated to exercise reasonable care and diligence in carrying out the provisions of this Agreement and shall indemnify and hold harmless the Custodian from any loss, claim, expense (including counsel fees) or liability for its actions but shall be without liability for any action taken or thing done by it in good faith and without negligence. The Subcustodian shall be entitled to and may act upon advice of counsel (who may be counsel for the


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

Company) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

      XI. This Agreement may be terminated at any time by the Custodian or the Subcustodian by giving written notice to the other party at least thirty (30) days prior to the date on which such termination is to become effective. In the event of termination, the Subcustodian will deliver any Securities held by it pursuant to Paragraph II hereof and cash held by it or any agent to the Custodian or to such successor subcustodian as the Custodian shall instruct in a manner to be mutually agreed upon by the parties hereto.

      XII. Except as the parties shall from time to time otherwise agree, all instructions, notices, reports and other communications contemplated by this Agreement shall be dispatched as follows:

      If to the Custodian:                 State Street Bank and Trust Company
                                           225 Franklin Street
                                           Boston, Massachusetts 02110
                                           Attention:  John Henrich
                                           Telex Number: 940956 St St BK2QNCY

      If to the Subcustodian:              Security Pacific National Bank
                                           299 N. Euclid Avenue
                                           Pasadena, California 91101
                                           Attn:  Tess Palacio

      XIII. This Agreement constitutes the entire understanding and agreement of the parties hereto, and neither this Agreement nor any provisions hereof may be changed, waived, discharged or terminated except by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. This Agreement shall be binding upon and


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shall inure to the benefit of the Custodian and the Subcustodian and their successors and assignees provided that neither the Custodian nor the Subcustodian may assign this Agreement or any of the rights or obligations hereunder without the prior written consent of the other party. This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

      This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                   STATE STREET BANK AND TRUST COMPANY
                                            (the "Custodian")


                                             /s/ [ILLEGIBLE]
                                   --------------------------------------
                                              Vice President

                                   SECURITY PACIFIC NATIONAL BANK
                                        (the "Subcustodian")


                                          /s/ Gerald M. Sheridan
                                   --------------------------------------
                                              Vice President


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